Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Track Group, Inc. of our report dated December 19, 2025, relating to our audits of the consolidated financial statements for the years ended September 30, 2025 and 2024, which appears in Track Group’s Annual Report on Form 10-K for the year ended September 30, 2025.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Eide Bailly LLP

Denver, Colorado

August 19, 2026